Exhibit 4.1

FIRST SUPPLEMENTAL SENIOR DEBT INDENTURE

BETWEEN

THE BANK OF NEW YORK MELLON CORPORATION

AND

DEUTSCHE BANK TRUST COMPANY AMERICAS

as Trustee

Dated as of January 30, 2017

SUPPLEMENTAL TO SENIOR DEBT INDENTURE

DATED FEBRUARY 9, 2016

THIS FIRST SUPPLEMENTAL SENIOR DEBT INDENTURE (this “Supplemental Indenture”) is dated as of January 30, 2017 between THE BANK OF NEW YORK MELLON CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, a banking corporation duly organized and existing under the laws of the State of New York, as Trustee (herein called the “Trustee”). All terms used in this Supplemental Indenture that are defined in the Senior Debt Indenture dated as of February 9, 2016 between said parties (the “Original Indenture”), and are not otherwise defined in this Supplemental Indenture, shall have the meanings assigned to them in the Original Indenture.

W I T N E S S E T H :

WHEREAS, the Company and the Trustee are parties to the Original Indenture;

WHEREAS, Section 901(7) of the Original Indenture provides that, except as may otherwise be provided pursuant to Section 301 of the Original Indenture, for all or any specific Securities of any series, without the consent of the Holders of any Securities, the Company, when authorized by a Board Resolution, and the Trustee may enter into indentures supplemental to the Original Indenture to add to, change or eliminate any of the provisions of the Original Indenture (including, without limitation, the covenants and Events of Default set forth therein) in respect of all or any Securities of any series (and if such addition, change or elimination is to apply with respect to less than all Securities of any series, stating that it is expressly being made to apply solely with respect to such Securities within such series), provided that any such addition, change or elimination (A) shall neither (i) apply to any Security issued prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Security with respect to such provision or (B) shall become effective only when there is no such Security Outstanding;

WHEREAS, the Company wishes to make certain changes relating to covenant breaches, events of default and permitted transfers with the amendments applying only to Securities issued after the time this Supplemental Indenture is executed and not applying to, or modifying the rights of Holders of, any other Securities;

WHEREAS, the entry into this Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Original Indenture; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid indenture and agreement according to its terms have been done;

NOW, THEREFORE:

In consideration of the covenants and other provisions set forth in this Supplemental Indenture and the Original Indenture, the Company and the Trustee mutually covenant and agree with each other, and for the equal and proportionate benefit of the respective Holders of the applicable Securities from time to time, as follows:

ARTICLE 1

Amendment of Original Indenture

Section 1.01. Applicability. Except as otherwise may be provided pursuant to Section 301 of the Original Indenture with respect to any particular Security issued after the date hereof, Sections 1.02 through 1.04 of this Supplemental Indenture shall apply to Securities issued after the execution of this Supplemental Indenture (including any such Securities that are a part of a series that was created before the execution of this Supplemental Indenture) and shall not apply to, or modify the rights of Holders of, any Securities issued before such execution. Whether Securities have been issued after or before the execution of this Supplemental Indenture may be determined by the Company by reference to the time of either (i) the original issuance of such Securities or (ii) the original issuance of the series of which such Securities are a part pursuant to Section 301 of the Original Indenture, as the Company may determine. Any such determination by the Company shall be set forth in an Officers’ Certificate or Supplemental Indenture establishing such Securities or series or, if applicable, in accordance with the procedures for the issuance of Securities and determining the terms of particular Securities set forth pursuant to Section 303 of the Indenture. In the absence of any such determination, for purposes of this Section 1.01, a Security shall be deemed to be issued at the time of the original issuance of the Security pursuant to Sections 301 and 303 of the Original Indenture. The Trustee shall have no obligation to determine whether any Security has been issued after or before the execution of this Supplemental Indenture. The Trustee may conclusively rely on and shall be fully protected in acting or refraining from acting upon any such determination made by the Company.

Section 1.02. Events of Default.

(a) The first paragraph in Section 501 of the Original Indenture is hereby amended by adding the following clause immediately following the words “wherever used herein with respect to Securities of any series”:

“(for purposes of this Article Five, having the meaning specified in Section 516)”.

(b) The definition of “Events of Default” contained in Section 501 of the Original Indenture, as amended by Section 1.02(a) hereof, is hereby further amended by deleting the existing Sections 501(2), 501(3) and 501(4) and replacing them with the following, and references in the Original Indenture to “Events of Default” shall mean Events of Default as such term is so amended:

“(2) default in the payment of the principal of (or premium, if any, on) any Security of that series at its Maturity, and continuance of such default for a period of 30 days; or

(3) [Intentionally omitted]

(4) [Intentionally omitted]”.

(c) Article Five of the Original Indenture is hereby amended by adding the following new Section 516 immediately following Section 515:

“Section 516. Meaning of “Series”. For purposes of this Article Five, and except as may otherwise be provided pursuant to Section 301 as to all or any specific Securities, with respect to Securities issued hereunder, the term “series” shall be deemed to refer to Securities with identical terms, except as to issue date, principal amount and, if applicable, the date from which interest begins to accrue.”

Section 1.03. Covenant Breaches.

(a) Section 101 of the Original Indenture is hereby amended by adding the following definition immediately following the definition of “corporation”:

““Covenant Breach” means, with respect to the Securities of any series (for the purposes of this definition, having the meaning specified in Section 516):

(1) default in the deposit of any sinking fund payment, when and as due by the terms of a Security of that series; or

(2) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture or any Security of that series (other than a covenant or warranty a default in whose performance or whose breach is specifically dealt with in Section 501 or which has expressly been included in this Indenture solely for the benefit of Securities other than Securities of that series; it being understood that to the extent a covenant or warranty is applicable solely to Securities other than Securities of that series, a default in the performance, or breach, of any such covenant or warranty shall not result in a Covenant Breach with respect to Securities of that series), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Covenant Breach” hereunder.

A Covenant Breach shall not be an Event of Default with respect to any Security, except to the extent otherwise specifically provided pursuant to Section 301 with respect to such Security.”

(b) Section 101 of the Original Indenture is hereby amended by adding the following definition immediately following the definition of “Maturity”:

““Notice of Covenant Breach” means a written notice of the kind specified in the definition of “Covenant Breach” in this Section 101.”

(c) The definition of “Notice of Default” contained in Section 101 of the Original Indenture is hereby deleted in its entirety.

(d) The first sentence of Section 104(f) of the Original Indenture is hereby amended to read in its entirety as follows:

“The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to join in the giving or making of (i) any Notice of Covenant Breach, (ii) any declaration of acceleration referred to in Section 502, (iii) any request to institute proceedings referred to in Section 507(2) or (iv) any direction referred to in Section 512, in each case with respect to Securities of such series.”

(e) The seventh paragraph of Section 203 of the Original Indenture is hereby amended to read in its entirety as follows:

“[If applicable, insert — The Indenture contains provisions for defeasance at any time of [(a)] [the entire indebtedness evidenced by this Security] [and/or (b)] [certain restrictive covenants, Events of Default and Covenant Breaches with respect to this Security,] [in each case] upon compliance by the Company with certain conditions set forth in the Indenture. At the election of the Company, these provisions shall apply to this Security.]”

(f) The tenth paragraph of Section 203 of the Original Indenture is hereby amended by adding the following sentence at the end of the paragraph:

“For the purpose of this paragraph, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default or Covenant Breach in respect of such Securities, and, for purposes of any waivers of past defaults, the term “series” refers to such Securities with identical terms, except as to issue date, principal amount and, if applicable, the date from which interest begins to accrue.”

(g) The eleventh paragraph of Section 203 of the Original Indenture is hereby amended to read in its entirety as follows:

“As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or this Security or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default or Covenant Breach with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default or Covenant Breach, as applicable, as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof (and premium, if any, hereon) or interest hereon on or after the respective due dates expressed herein.”

(h) Section 301 of the Original Indenture is hereby amended by deleting the existing Clause (xviii) and replacing such Clause with the following:

“(xviii) any addition to, elimination of or other change in the covenants set forth in Article Ten or the definition of “Covenant Breach” set forth in Section 101, which applies to Securities of the series;”.

(i) Clause (2)(B) of the eleventh paragraph of Section 305 of the Original Indenture is hereby amended to read in its entirety as follows:

“(B) there shall have occurred and be continuing an Event of Default or Covenant Breach with respect to such Global Security,”.

(j) The first paragraph of Section 502 of the Original Indenture is hereby amended by adding the following sentence at the end of the paragraph.

“For the avoidance of doubt, except to the extent otherwise specifically provided pursuant to Section 301 with respect to a particular Security or Securities, neither the Trustee nor any Holders shall be entitled to accelerate the Maturity of any Security, nor shall the Maturity of any Security be otherwise accelerated, as a result of a Covenant Breach.”

(k) The third paragraph of Section 503 of the Original Indenture is hereby amended to read in its entirety as follows:

“If an Event of Default or Covenant Breach with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.”

(l) Section 507 of the Original Indenture is hereby amended by deleting the existing Clauses (1) and (2) and replacing such Clauses with the following:

“(1) such Holder has previously given written notice to the Trustee of a continuing Event of Default or Covenant Breach with respect to the Securities of that series;

(2) the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default or Covenant Breach, as applicable, in its own name as Trustee hereunder;”.

(m) The first sentence of Section 511 of the Original Indenture is hereby amended to read in its entirety as follows:

“No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default or Covenant Breach shall impair any such right or remedy or constitute a waiver of any such Event of Default or Covenant Breach or an acquiescence therein.”

(n) The second paragraph of Section 513 of the Original Indenture is hereby amended to read in its entirety as follows:

“Upon any such waiver, such default shall cease to exist, and any Event of Default or Covenant Breach arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon. For the purpose of this Section 513, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default or Covenant Breach with respect to Securities of such series.”

(o) Section 601 of the Original Indenture is hereby amended by deleting the existing Clause (a) and replacing such Clause with the following:

“(a) Except during the continuance of an Event of Default or Covenant Breach.”

(p) Section 601 of the Original Indenture is hereby amended by deleting the existing Clause (b) and replacing such Clause with the following:

“(b) In case an Event of Default or Covenant Breach has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man or woman would exercise or use under the circumstances in the conduct of his or her own affairs.”

(q) Section 602 of the Original Indenture is hereby amended to read in its entirety as follows:

“Within 90 days after receipt by a Responsible Officer of the Trustee of written notice of the occurrence of any default hereunder with respect to Securities of any series, the Trustee shall deliver the Holders of Securities of such series, as their names and addresses appear in the Security Register, notice of such default hereunder, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any, on) or interest on any Security of such series or in the payment of any sinking fund installment with respect to Securities of such series, the Trustee shall be protected in withholding such notice if and so long as Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders of Securities of such series; and provided, further, that in the case of any default of the character specified in Clause (2) under the definition of “Covenant Breach” in Section 101 with respect to Securities of such series, no such notice to Holders shall be given until at least 90 days after the occurrence thereof. For the purpose of this Section 602, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default or Covenant Breach with respect to Securities of such series.”

(r) Section 603 of the Original Indenture is hereby amended by deleting the existing Clause (i) and replacing such Clause with the following:

“(i) the Trustee shall not be deemed to have knowledge of any default or Event of Default or Covenant Breach unless a Responsible Officer of the Trustee shall have (x) received written notice of such event, referencing the Securities and this Indenture, at the Corporate Trust Office of the Trustee or (y) obtained actual knowledge of such event;”.

(s) Section 608 of the Original Indenture is hereby amended by adding the following sentence at the end of the paragraph:

“For the purpose of determining whether a conflicting interest exists within the meaning of the Trust Indenture Act, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default or Covenant Breach.”

(t) Section 801 of the Original Indenture is hereby amended by deleting the existing Clause (2) and replacing such Clause with the following:

“(2) immediately after giving effect to such transaction, no Event of Default or Covenant Breach, and no event which, after notice or lapse of time or both, would become an Event of Default or Covenant Breach, shall have happened and be continuing; and”.

(u) Section 902 of the Original Indenture is hereby amended by adding the following paragraph immediately following the second paragraph of such section:

“For the purpose of this Section 902, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default or Covenant Breach.”

(v) Section 1004 of the Original Indenture is hereby amended by adding the following sentence at the end of the paragraph:

“For the purpose of this Section 1004, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default or Covenant Breach.”

(w) The second sentence of Section 1005 of the Original Indenture is hereby amended to read in its entirety as follows:

“Notwithstanding the foregoing, the Bank may be merged into or consolidated with another banking institution organized under the laws of the United States, any State thereof or the District of Columbia, if after giving effect to such merger or consolidation the Company and any one or more Intermediate Subsidiaries own at least 80% of the Voting Stock of such other banking institution and immediately after giving effect thereto and treating any such resulting bank thereafter as the Bank for purposes of this Indenture, no Event of Default or Covenant Breach, and no event which, after notice or lapse of time or both, would become an

Event of Default or Covenant Breach, shall have happened and be continuing.”

(x) The definition of “Covenant Defeasance” contained in Section 1303 of the Original Indenture is hereby amended to read in its entirety as follows, and references in the Original Indenture to “Covenant Defeasance” shall mean Covenant Defeasance as such term is so amended:

“Upon the Company’s exercise of its option (if any) to have this Section 1303 applied to any Securities or any series of Securities, as the case may be, (1) the Company shall be released from its obligations under Section 1005 and any covenants provided pursuant to Section 301(xviii), 901(2) or 901(7) for the benefit of the Holders of such Securities, and (2) the occurrence of any Covenant Breach (with respect to Section 1005 and any such covenants provided pursuant to Section 301(xviii), 901(2) or 901(7)) shall be deemed not to be or result in a Covenant Breach and, if applicable, any event specified pursuant to 501(7) shall be deemed not to be or result in an Event of Default, in each case with respect to such Securities as provided in this Section 1303 on and after the date the conditions set forth in Section 1304 are satisfied (hereinafter called “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that, with respect to such Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section (to the extent so specified in the case of a Covenant Breach), whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby. For the avoidance of doubt, following a Covenant Defeasance with respect to any Securities or series of Securities, payment of the Securities of such series of Securities may not be accelerated because of an Event of Default referred to in Clause (2) of this Section 1303.”

(y) Section 1304 of the Original Indenture is hereby amended by deleting the existing Clause (2) and replacing such Clause with the following:

“(2) No event which is, or after notice or lapse of time or both would become, an Event of Default or Covenant Breach with respect to such Securities or any other Securities shall have occurred and be continuing at the time of such deposit or, with regard to any such event specified in Sections 501(5) and (6), at any time on or prior to the 90th day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 90th day).”

Section 1.04. Company May Consolidate, Merger, Etc., Only on Certain Terms

(a) Section 801 of the Original Indenture is hereby amended by adding the following clause immediately following the words “The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person”:

“other than any such conveyance, transfer or lease to one or more of its Subsidiaries”.

ARTICLE 2

Miscellaneous Provisions

Section 2.01. Other Terms of Indenture. Except insofar as otherwise expressly provided in this Supplemental Indenture, all provisions, terms and conditions of the Original Indenture are in all respects ratified and confirmed and shall remain in full force and effect. To the extent set forth in Section 1.01 above, this Supplemental Indenture shall be a part of the Indenture.

Section 2.02. Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 2.03. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

Section 2.04. The Trustee. The recitals contained herein shall be taken as the statements of the Company only and the Trustee does not assume any responsibility in any manner whatsoever for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture, or in respect of the recitals contained herein, all of which are recitals made solely by the Company. The Company hereby authorizes and directs the Trustee to enter into this Supplemental Indenture. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct of or affecting the liability of or affording protection to the Trustee.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Senior Debt Indenture to be duly executed, as of the day and year first above written.

THE BANK OF NEW YORK MELLON CORPORATION

By	/s/ Scott Freidenrich
	Name:	Scott Freidenrich
	Title:	Executive Vice President and Treasurer

[Corporate Seal]

Attest:

/s/ Craig T. Beazer
Name:	Craig T. Beazer
Title:	Secretary

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By: Deutsche Bank National Trust Company

By	/s/ Irina Golovashchuk
	Name:	Irina Golovashchuk
	Title:	Vice President

By	/s/ Chris Niesz
	Name:	Chris Niesz
	Title:	Assistant Vice President

Signature Page to First Supplemental Indenture to the Senior Indenture